SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HC2 Holdings, Inc.
(Name of registrant as specified in its charter)

PERCY ROCKDALE LLC
RIO ROYAL LLC
MG CAPITAL MANAGEMENT LTD.
GEORGE BROKAW
KENNETH COURTIS
MICHAEL GORZYNSKI
ROBIN GREENWOOD
LIESL HICKEY
JAY NEWMAN

 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[
] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

MG Capital Management Ltd., together with the other participants named herein (collectively, “MG Capital”), has filed with the Securities and Exchange Commission a definitive consent statement and an accompanying consent card to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of HC2 Holdings, Inc., a Delaware corporation (the “Issuer”).

On April 23, 2020, MG Capital and its affiliates (i) issued the letter attached as Ex. 99.1 to shareholders of the Issuer, (ii) sent the email attached as Ex. 99.2 to shareholders of the Issuer and registered users of their website and (iii) updated their website (www.abetterhc2.com) as attached in Ex. 99.3.